POWER OF ATTORNEY

I, Michael Allan Domb, do hereby designate Alan B. Miller, Charles F. Boyle and Cheryl K. Ramagano to act as my lawful attorneys-in-fact to execute and have delivered on my behalf, with the Securities and Exchange Commission and the New York Stock Exchange, certain forms as they pertain to my reporting of holdings of Universal Health Realty Income Trust Common Stock.

Such necessary forms shall consist of Form 3, Initial Statement of Beneficial Ownership, Form 4, Statement of Changes in Beneficial
Ownership, and Form 5, Annual Statement of Changes in  Beneficial
Ownership.

I hereby ratify and confirm all that said attorney shall lawfully do or cause to be done by virtue hereof.


/s/ Michael Allan Domb

Signed and dated  on this 6th day of December,  2017.



The  undersigned,  Alan  B. Miller,  Charles  F.  Boyle and
Cheryl K. Ramagano hereby affirm that we are the persons named herein as attorneys-in-fact and that our original signatures are affixed hereto.

/s/ Alan B. Miller
/s/ Cheryl K. Ramagano
/s/ Charles F. Boyle

Signed and dated on this 6th  day of December,  2017.



COMMONWEALTH  OF PENNSYLVANIA COUNTY OF MONTGOMERY

On this 6th day of December, in the year 2017, before me, Karen Sterner, personally appeared Michael Allan Domb,
Alan B. Miller, Charles F. Boyle and Cheryl K. Ramagano, personally known to me and have executed this document in my presence.


/s/ Karen D. Sterner

(SEAL) Signature of Notary Public
COMMONWEALTH OF PENNSYLVANIA
NOTARIAL SEAL
Karen D. Sterner, Notary  Public North Coventry Twp.,
Chester County My Commission Expires  Aug. 31, 2021
MEMBER. PENNSYLVANIA ASSOCIATION  OF NOTARIES